Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 20, 2018
Jacobs Reports Fiscal Fourth Quarter Earnings
Strong Execution Against Strategy to Transform to a Higher Margin Portfolio
DALLAS, TEXAS - Jacobs (NYSE: JEC) today announced its financial results for the fiscal fourth quarter and fiscal year ended September 28, 2018.
Highlights:

•	Q4 2018 revenue of $4.1 billion grew 56% year-over-year, up 7% on a pro forma basis

•	Q4 2018 operating profit margin and adjusted operating profit margin up over 130 bps year-over-year

•	Q4 2018 EPS of $(0.16) and fiscal 2018 EPS of $1.28, impacted by tax reform and CH2M acquisition related charges

•	Q4 2018 adjusted EPS of $1.31 up 34% year-over-year, fiscal 2018 adjusted EPS of $4.47 up 38%

•	Q4 gross debt declined a further $194 million versus Q3, reducing gross debt to adjusted EBITDA to 1.7x

•	Portfolio transformation accelerated with announced $3.3 billion sale of Energy, Chemicals and Resources business

•	Fiscal 2019 expectation reaffirmed for $920 million to $1 billion of adjusted EBITDA[1], excluding ECR results
"This was an exciting year at Jacobs. We accelerated our profitable growth strategy with the acquisition of CH2M and continued to transform the portfolio with the announced sale of our ECR business, all while delivering strong financial results across each segment,” said Jacobs' Chair and CEO, Steve Demetriou. "We continued our relentless focus on a culture of accountability, strong operational execution and profitable growth. Our emphasis on driving performance excellence resulted in fiscal 2018 pro forma revenue growth of over 9% and adjusted operating profit margin of 6.0% - achieving our 2019 strategic operating margin objective one year early. Looking forward, our active portfolio management

1Reconciliation of the adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation.

has positioned the company to deliver higher-value sustainable and digitally-enabled solutions for our infrastructure and government clients worldwide."
The company further reduced gross debt by nearly $200 million during the quarter to $2.2 billion, which resulted in a gross debt leverage ratio of 1.7x adjusted EBITDA, well in line with its communicated target of under 2x. On a pro forma basis which adjusts for the sale of ECR, the company's net cash would be $1.2 billion with gross debt to adjusted EBITDA of 0.5x.
Jacobs' CFO, Kevin Berryman, added, “Our fourth quarter and fiscal 2018 results showed continued disciplined execution against our strategy on growing in higher margin, less cyclical markets. We delivered strong revenue growth and gross and operating profit margin percentage increases over 130 basis points year-over-year in the quarter. Our fourth quarter adjusted cash flow from operations continued to be healthy at over $250 million, when excluding a $50 million voluntary pension payment." Berryman also confirmed the company's fiscal 2019 outlook. “Following our strong performance in 2018, we continue to expect $920 million to $1 billion in adjusted EBITDA, excluding the ECR results for fiscal 2019.”

Fourth Quarter Review

	Fiscal 4Q 2018	Fiscal 4Q 2017	Change
Revenue	$4.1 billion	$2.7 billion	$1.5 billion
GAAP Net Earnings	-$23 million	$94 million	-$117 million
GAAP Earnings Per Diluted Share (EPS)	-$0.16	$0.78	-$0.94
Adjusted Net Earnings	$188 million	$118 million	$70 million
Adjusted EPS	$1.31	$0.98	$0.33
The company’s adjusted net earnings and adjusted EPS for the fourth quarter of fiscal 2018 and fiscal 2017 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.
Included within fiscal fourth quarter after-tax restructuring and other charges is a $21.0 million predominately non-cash loss on the sale of the Company’s ownership interest in its Brazilian joint venture.

	Fiscal 4Q 2018	Fiscal 4Q 2017
After-tax restructuring and other charges	$39 million ($0.27 per diluted share)	$14 million ($0.11 per diluted share)
After-tax transaction costs incurred in connection with the closing of the CH2M acquisition and the sale of the ECR segment	$2 million ($0.01 per diluted share)	$11 million ($0.09 per diluted share)
Charge resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform	$169 million ($1.18 per diluted share)	N/A
Adjusted Earnings (EPS)	$188 million ($1.31 per diluted share)	$118 million ($0.98 per diluted share)
(note: earnings per share amounts may not add due to rounding)
The fiscal fourth quarter 2018 effective tax rate was 25% excluding the U.S. tax reform adjustment mentioned above.

Fiscal 2018 Review

	Fiscal 2018	Fiscal 2017	Change
Revenue	$15.0 billion	$10.0 billion	$5.0 billion
GAAP Net Earnings	$178 million	$294 million	-$115 million
GAAP Earnings Per Diluted Share (EPS)	$1.28	$2.42	-$1.14
Adjusted Net Earnings	$623 million	$392 million	$231 million
Adjusted EPS	$4.47	$3.24	$1.23
The company’s adjusted net earnings and adjusted EPS for fiscal 2018 and fiscal 2017 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 2018	Fiscal 2017
After-tax restructuring and other charges	$140 million ($1.01 per diluted share)	$88 million ($0.73 per diluted share)
After-tax transaction costs incurred in connection with the closing of the CH2M acquisition and the sale of the ECR segment	$61 million ($0.44 per diluted share)	$11 million ($0.09 per diluted share)
Charge resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform	$244 million ($1.75 per diluted share)	NA
Adjusted Earnings (EPS)	$623 million ($4.47 per diluted share)	$392 million ($3.24 per diluted share)
(note: earnings per share amounts may not add due to rounding)
For fiscal year 2018, the effective tax rate was 23% excluding the U.S. tax reform adjustment mentioned above.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday November 20, 2018, which it is webcasting live at www.jacobs.com.

Energy, Chemicals and Resources (ECR) Sale to WorleyParsons

On October 21, 2018, WorleyParsons entered into a Stock and Asset Purchase Agreement to acquire the Jacobs' ECR business for a purchase price of $3.3 billion consisting of (i) $2.6 billion in cash plus (ii) ordinary shares of the Buyer equal to $700 million, subject to adjustments for changes in working capital and certain other items (the “Transaction”). The Transaction, which has been approved by the boards of directors of the company and WorleyParsons, is expected to close in the first half of calendar year 2019.
About Jacobs
Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With $15 billion in fiscal 2018 revenue and a talent force of more than 80,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2017 and our subsequent Quarterly Report on Form 10-Q for the first fiscal quarter of 2018, and when filed with the Securities and Exchange Commission (the “SEC”), our Annual Report on Form 10-K for the year ended September 28, 2018, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Years Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Revenues	$4,142,644	$2,653,865	$14,984,646	$10,022,788
Direct cost of contracts	(3,351,228)	(2,179,575)	(12,156,276)	(8,250,536)
Gross profit	791,416	474,290	2,828,370	1,772,252
Selling, general and administrative expenses	(550,104)	(367,298)	(2,180,399)	(1,379,983)
Operating Profit	241,312	106,992	647,971	392,269
Other Income (Expense):
Interest income	2,088	3,051	8,984	8,748
Interest expense	(26,652)	(708)	(76,760)	(12,035)
Gain (Loss) on disposal of business and investments	(21,171)	10,880	(20,967)	10,880
Miscellaneous income (expense), net	2,262	(766)	(4,523)	(6,645)
Total other (expense) income, net	(43,473)	12,457	(93,266)	948
Earnings Before Taxes	197,839	119,449	554,705	393,217
Income Tax Expense	(214,261)	(26,021)	(366,563)	(105,842)
Net Earnings of the Group	(16,422)	93,428	188,142	287,375
Net (Earnings) Loss Attributable to Noncontrolling Interests	(6,119)	714	(9,711)	6,352
Net Earnings Attributable to Jacobs	$(22,541)	$94,142	$178,431	$293,727
Net Earnings Per Share:
Basic	$(0.16)	$0.78	$1.29	$2.43
Diluted	$(0.16)	$0.78	$1.28	$2.42

Segment Information (in thousands):

	For the Three Months Ended		For the Years Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Revenues from External Customers:
Aerospace, Technology, Environmental and Nuclear	$1,299,108	$648,491	$4,372,008	$2,464,363
Buildings, Infrastructure and Advanced Facilities	1,687,633	1,006,814	6,184,883	3,830,697
Energy, Chemicals and Resources	1,155,903	998,560	4,427,755	3,727,728
Total	$4,142,644	$2,653,865	$14,984,646	$10,022,788

	For the Three Months Ended		For the Years Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Segment Operating Profit:
Aerospace, Technology, Environmental and Nuclear (1)	$94,868	$56,400	$311,871	$200,179
Buildings, Infrastructure and Advanced Facilities (2)	134,390	72,000	482,277	263,679
Energy, Chemicals and Resources	53,350	41,206	218,109	161,312
Total Segment Operating Profit	282,608	169,606	1,012,257	625,170
Other Corporate Expenses	(2,784)	(25,975)	(113,702)	(81,595)
Restructuring and Other Charges	(34,991)	(19,539)	(170,148)	(134,206)
Transaction Costs	(3,521)	(17,100)	(80,436)	(17,100)
Total U.S. GAAP Operating Profit	241,312	106,992	647,971	392,269
Gain (Loss) on disposal of business and investments	(21,171)	10,880	(20,967)	10,880
Total Other (Expense) Income, net (3)	(22,302)	1,577	(72,299)	(9,932)
Earnings Before Taxes	$197,839	$119,449	$554,705	$393,217
(1)    Includes $15.0 million in charges during the year ended September 28, 2018 associated with a legal matter.

(2)	Excludes $23.8 in restructuring and other charges for the year ended September 29, 2017. See Note 8, Restructuring and Other Charges in the Form 10-K for the fiscal year ended September 28, 2018.

(3)
Includes amortization of deferred financing fees related to the CH2M acquisition of $1.8 million for the year ended September 28, 2018. Also, includes $1.2 million and $277 thousand of restructuring and other charges for the years ended September 29, 2017 and September 30, 2016, respectively.

Other Operational Information (in thousands):

	For the Three Months Ended		For the Years Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Depreciation (pre-tax)	$29,141	$23,700	$117,856	$76,418
Amortization of Intangibles (pre-tax)	$22,236	$11,204	$80,731	$46,095
Pass-Through Costs Included in Revenues	$860,394	$677,698	$3,058,591	$2,539,311
Capital Expenditures	$31,476	$44,508	$94,884	$118,060

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Balance Sheet (in thousands):

	September 28, 2018	September 29, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$793,358	$774,151
Receivables	3,573,630	2,102,543
Prepaid expenses and other	208,296	119,486
Total current assets	4,575,284	2,996,180
Property, Equipment and Improvements, net	457,706	349,911
Other Noncurrent Assets:
Goodwill	6,107,856	3,009,826
Intangibles, net	655,957	332,920
Miscellaneous	863,992	692,022
Total other noncurrent assets	7,627,805	4,034,768
	$12,660,795	$7,380,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$4,954	$3,071
Accounts payable	1,127,671	683,605
Accrued liabilities	1,488,629	939,687
Billings in excess of costs	524,439	299,864
Total current liabilities	3,145,693	1,926,227
Long-term Debt	2,146,877	235,000
Other Deferred Liabilities	1,408,871	732,281
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—142,217,933 shares and 120,385,544 shares as of September 28, 2018 and September 29, 2017, respectively	142,218	120,386
Additional paid-in capital	2,708,839	1,239,782
Retained earnings	3,824,991	3,721,698
Accumulated other comprehensive loss	(806,703)	(653,514)
Total Jacobs stockholders’ equity	5,869,345	4,428,352
Noncontrolling interests	90,009	58,999
Total Group stockholders’ equity	5,959,354	4,487,351
	$12,660,795	$7,380,859

Backlog (in millions):

	September 28, 2018	September 29, 2017
Aerospace, Technology, Environmental and Nuclear	$8,857,066	$6,358,467
Buildings, Infrastructure and Advanced Facilities	11,375,597	6,788,564
Energy, Chemicals and Resources	7,065,951	6,641,582
Total	$27,298,614	$19,788,613

Other Information
In the fourth quarter of 2018, the Company updated certain provisional amounts reflected in the preliminary purchase price allocation for the CH2M acquisition, including with respect to certain pre-acquisition legal matters.  Accrued liabilities and other deferred liabilities in the preliminary purchase price allocation include approximately $385.3 million at September 28, 2018 for provisional estimates related to various CH2M legal and other pre-acquisition contingent liabilities accounted for under ASC 450.
Pro Forma Figures
In this press release, comparisons of current quarter results to the historical results of Jacobs and CH2M on a pro forma basis for fiscal year 2017 were calculated by using revenue and backlog of the combined Jacobs and CH2M entities as if the acquisition of CH2M had occurred prior to the historical period, as adjusted for (i) the exclusion of restructuring and other related charges; (ii) the deconsolidation of CH2M’s investment in Chalk River as if deconsolidated on October 1, 2016 and (iii) the exclusion of the revenue and operating results associated with CH2M’s MOPAC project.  We believe this information helps provide additional insight into the underlying trends of our business when comparing current performance against prior periods.  Readers should consider this information together with a comparison to Jacobs’ historical financial results as reported in Jacobs’ filings with the SEC, which reflect Jacobs-only performance for periods prior to the closing of the CH2M acquisition on December 15, 2017, and CH2M’s historical financial results as reported in CH2M’s filings with the SEC.
Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are adjusted net earnings, adjusted EPS, adjusted operating profit margin and adjusted EBITDA.
Adjusted net earnings, adjusted EPS and adjusted operating profit margin are non-GAAP financial measures that are calculated by excluding (i) the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition, which include involuntary terminations, costs associated with co-locating Jacobs and CH2M offices, costs and expenses of the Integration Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, and similar costs and expenses (collectively referred to as the “CH2M Restructuring and other charges”); (iii) transaction costs and other charges incurred in connection with closing of the CH2M acquisition, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the acquisition, and similar transaction costs and expenses (collectively referred to as “CH2M transaction costs”); (iv) charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform and (v) transaction costs and expenses incurred in connection with the pending sale of the ECR business of the Company. Adjustments to derive adjusted net earnings and adjusted EPS are calculated on an after-tax basis. Adjusted EBITDA is calculated in accordance with the Company’s existing credit facilities. We believe that adjusted net earnings, adjusted EPS, adjusted operating profit margin and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding the effects of the items described above, which can obscure underlying trends. Additionally, management uses adjusted net earnings, adjusted EPS, adjusted operating profit margin and adjusted EBITDA in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.
The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.
The following tables reconcile the components and values of U.S. GAAP net earnings, EPS and operating profit margin to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data: (note: earnings per share amounts may not add across due to rounding)

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2018 and 2017

	For the Three Months Ended
	September 28, 2018
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments	Adjusted
Revenue	$4,142,644	$—	$—	$—	$4,142,644
Direct cost of contracts	(3,351,228)	4,374	—	—	(3,346,854)
Gross profit	791,416	4,374	—	—	795,790
Selling, general and administrative expenses	(550,104)	30,617	3,521	—	(515,966)
Operating Profit	241,312	34,991	3,521	—	279,824
Total other (expense) income, net	(43,473)	20,658	585	—	(22,230)
Earnings before taxes	197,839	55,649	4,106	—	257,594
Income Tax (Expense) Benefit	(214,261)	(16,191)	(2,125)	169,458	(63,119)
Net earnings of the Group	(16,422)	39,458	1,981	169,458	194,475
Net earnings attributable to non-controlling interests	(6,119)	—	—	—	(6,119)
Net earnings attributable to Jacobs	$(22,541)	$39,458	$1,981	$169,458	$188,356
Diluted earnings per share (2)	$(0.16)	$0.27	$0.01	$1.18	$1.31
Operating profit margin	5.8%	0.8%	0.1%	—	6.8%

(1)	Includes pre-tax CH2M transaction costs and adjustments of $(0.4 million) as well as transaction costs associated with the recently announced sale of our ECR line of business of $4.5 million

(2)
For the three months ended September 28, 2018, the Company’s diluted common shares for purposes of calculating U.S. GAAP diluted EPS exclude the effects of dilutive securities as they would be antidilutive due to the net loss position for the quarter. However, these dilutive securities are included in the diluted common share amounts for calculating total Adjusted EPS due to the Adjusted net income amounts reported for the quarter, which is consistent with the calculation of Adjusted EPS for prior periods.

	For the Three Months Ended
	September 29, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M professional fees and integration costs	Adjusted
Revenue	$2,653,865	$—	$—	$2,653,865
Direct cost of contracts	(2,179,575)	—	—	(2,179,575)
Gross profit	474,290	—		474,290
Selling, general and administrative expenses	(367,298)	19,539	17,100	(330,659)
Operating Profit	106,992	19,539	17,100	143,631
Total other (expense) income, net	12,457	—	—	12,457
Earnings before taxes	119,449	19,539	17,100	156,088
Income Tax (Expense) Benefit	(26,021)	(5,980)	(6,498)	(38,499)
Net earnings of the Group	93,428	13,559	10,602	117,589
Net earnings attributable to non-controlling interests	714	—	—	714
Net earnings attributable to Jacobs	$94,142	$13,559	$10,602	$118,303
Diluted earnings per share	$0.78	$0.11	$0.09	$0.98
Operating profit margin	4.0%	0.7%	0.6%	5.4%

U.S. GAAP Reconciliation for fiscal years 2018 and 2017

	For the Year Ended
	September 28, 2018
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments	Adjusted
Revenue	$14,984,646	$—	$—	$—	$14,984,646
Direct cost of contracts	(12,156,276)	6,950	—	—	(12,149,326)
Gross profit	2,828,370	6,950	—	—	2,835,320
Selling, general and administrative expenses	(2,180,399)	163,198	80,436	—	(1,936,765)
Operating Profit	647,971	170,148	80,436	—	898,555
Total other (expense) income, net	(93,266)	20,658	1,774	—	(70,834)
Earnings before taxes	554,705	190,806	82,210	—	827,721
Income Tax (Expense) Benefit	(366,563)	(50,161)	(21,488)	244,196	(194,016)
Net earnings of the Group	188,142	140,645	60,722	244,196	633,705
Net earnings attributable to non-controlling interests	(9,711)	(577)	—	—	(10,288)
Net earnings attributable to Jacobs	$178,431	$140,068	$60,722	$244,196	$623,417
Diluted earnings per share	$1.28	$1.01	$0.44	$1.75	$4.47
Operating profit margin	4.3%	1.1%	0.5%	—	6.0%

(1)	Includes pre-tax CH2M transaction costs and adjustments of $77.7 million as well as transaction costs associated with the recently announced sale of our ECR line of business of $4.5 million.

	For the Year Ended
	September 29, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M professional fees and integration costs	Adjusted
Revenue	$10,022,788	$17,526	$—	$10,040,314
Direct cost of contracts	(8,250,536)	4,913	—	(8,245,623)
Gross profit	1,772,252	22,439	—	1,794,691
Selling, general and administrative expenses	(1,379,983)	111,767	17,100	(1,251,116)
Operating Profit	392,269	134,206	17,100	543,575
Total other (expense) income, net	948	1,233	—	2,181
Earnings before taxes	393,217	135,439	17,100	545,756
Income Tax (Expense) Benefit	(105,842)	(42,663)	(6,498)	(155,003)
Net earnings of the Group	287,375	92,776	10,602	390,753
Net earnings attributable to non-controlling interests	6,352	(4,913)	—	1,439
Net earnings attributable to Jacobs	$293,727	$87,863	$10,602	$392,192
Diluted earnings per share	$2.42	$0.73	$0.09	$3.24
Operating profit margin	3.9%	1.3%	0.2%	5.4%

Earnings Per Share:

	For the Three Months Ended		For the Years Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Numerator for Basic and Diluted EPS:
Net income	$(22,541)	$94,142	$178,431	$293,727
Net income allocated to participating securities	60	(796)	(828)	(3,077)
Net income allocated to common stock for EPS calculation	$(22,481)	$93,346	$177,603	$290,650

Denominator for Basic and Diluted EPS:
Weighted average basic shares	142,575	120,392	138,182	120,689
Shares allocated to participating securities	(379)	(1,018)	(646)	(1,319)
Shares used for calculating basic EPS attributable to common stock	142,196	119,374	137,536	119,370

Effect of dilutive securities:
Stock compensation plans	—	726	1,176	777
Shares used for calculating diluted EPS attributable to common stock	142,196	120,100	138,712	120,147

Basic EPS	$(0.16)	$0.78	$1.29	$2.43
Diluted EPS	$(0.16)	$0.78	$1.28	$2.42

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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